UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2005

                              HARTMARX CORPORATION

               (Exact name of registrant as specified in charter)


              DELAWARE                 1-8501              36-3217140
   (State or other jurisdiction     (Commission          (IRS Employer
         of incorporation)          File Number)       Identification No.)

                             101 North Wacker Drive
                            Chicago, Illinois 60606
              (Address of principal executive offices) (Zip Code)

                                 (312) 372-6300
              (Registrant's telephone number, including area code)


                                      N/A

         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.

         On October 31, 2005, SB Acquisition Corp. ("SB Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Hartmarx Corporation ("Hartmarx"), acquired certain assets, properties and operations of Simply Blue, Inc., a Washington corporation ("Simply"), and Seymour J. Blue, LLC, a Washington limited liability company ("Seymour"; Simply and Seymour are hereinafter referred to as "Sellers"), pursuant to a purchase agreement dated as of October 31, 2005 (the "Purchase Agreement"). The acquired assets include accounts receivable, inventory, trademarks, tradenames, copyrights and other intellectual property, a leased distribution and office facility in Redmond, Washington, and equipment. The cash purchase price paid for the assets at closing was $21 million. The total purchase price also includes the assumption by SB Acquisition of approximately $.8 million of accounts payable and accrued liabilities and expenses of the Sellers.

         The Purchase Agreement also provides for additional contingent payments to Sellers based upon the achievement of specified annualized operating earnings of the business over a five-year period commencing December 1, 2005.

         The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this current report and is incorporated herein by reference.


Item 8.01 Other Events.

         On October 28, 2005, the Board of Directors of Hartmarx Corporation (the "Company") approved a share repurchase program authorizing the Company to acquire up to an aggregate 2 million shares of the Company's common stock. Pursuant to the authorization, the Company may repurchase shares from time to time in the open market, in privately negotiated transactions or otherwise, based on prevailing market conditions and other factors. At September 30, 2005, there were 37,111,968 common shares outstanding

         On October 28, 2005, Hartmarx Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits

         2.1 Purchase Agreement dated October 31, 2005, by and among SB Acquisition Corp., a Delaware corporation, Hartmarx Corporation, Simply Blue, Inc., a Washington corporation , Seymour J. Blue, LLC, a Washington limited liability company, Melvin T. Matsui, Barbara J. Matsui and Thomas Hermann

         99.1     Press Release dated October 28, 2005

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  HARTMARX CORPORATION


                                                  /s/ TARAS R. PROCZKO
                                                  ------------------------------
                                                  Taras R. Proczko
                                                  Senior Vice President
Dated: November 2, 2005

EXHIBIT LIST


      Exhibit Number         Description
      --------------         -----------


         2.1 Purchase Agreement dated October 31, 2005, by and among SB Acquisition Corp., a Delaware corporation, Hartmarx Corporation, Simply Blue, Inc., a Washington corporation , Seymour J. Blue, LLC, a Washington limited liability company, Melvin T. Matsui, Barbara J. Matsui and Thomas Hermann

         99.1     Press Release dated October 28, 2005